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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated February 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of CMT Partners as of December 31, 1997, 1996, and 1995, which report is included in AirTouch Communications, Inc.'s 1997 Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L. P.

San Francisco, California
April 20, 1998



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